Exhibit 10.1

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of August 19, 2014, is by and among Northwest Biotherapeutics, Inc. (the “Company”), as pledgor, The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”), and The Bank of New York Mellon, in its capacity as securities intermediary and escrow agent (the “Escrow Agent”).

RECITALS

The Company and the Trustee have entered into the Indenture, dated as of August 19, 2014 (the “Indenture”), pursuant to which the Company will issue $17,500,000 in aggregate principal amount of its 5.00% Convertible Senior Notes due 2017 (the “Securities”). “Holder” means the Person in whose name a Security is registered on the books of the Note Registrar.

The Company desires to establish an escrow account with the Escrow Agent into which certain sums, as fully described in Section 2(a) below, will be, simultaneously with the original issuance of the Securities, deposited by or on behalf of the Company to be held and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name an escrow account identified as ABA Number: 021000018; Account Number: 860712; Account Name: Northwest Biotherapeutics Escrow (the “Escrow Account”) to which there shall be immediately credited and held amounts received by the Escrow Agent from the Company in accordance with Section 2 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust. The Escrow Account shall be treated as a “securities account” (within the meaning of Section 8-501(a) of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) for purposes of the New York UCC with respect to securities and a “deposit account” (within the meaning of Section 9-102 of the New York UCC) for purposes of the New York UCC with respect to cash deposited in or credited to the Escrow Account.

SECTION 2. Deposit To The Escrow Account; Investments.

(a) (i) Simultaneously with the original issuance of the Securities, the Company shall deliver or cause to be delivered to the Escrow Agent for deposit $2,625,000 in immediately available funds (the “Initial Escrow Funds”).

(ii) All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account:

The Bank of New York Mellon

ABA No. 021000018

Account No. 860712

Acct Name: Northwest Biotherapeutics Escrow

Attn: Corporate Trust Agency/GLA 111-565

(iii) The Escrow Agent may assume without inquiry that all amounts deposited by the Company under this Section 2 have been correctly computed in accordance with the requirements of the Indenture, that no additional amounts are required to be so delivered and that the Escrow Agent is not required under the Indenture to hold in the Escrow Account any additional amounts other than income earned on investments made in accordance with this Section 2. The Escrow Agent shall not be responsible for investing any income earned on investments or any Excess Escrow Funds (as hereinafter defined) unless agreed to in writing by the Company and the Escrow Agent.

(b) (i) Promptly following the deposit of any such funds into the Escrow Account (and in any event on the date hereof), the Company, after consulting with Oppenheimer & Co. Inc., as sole initial purchaser to the Purchase Agreement, dated as of August 13, 2014 (the “Purchase Agreement”), relating to the Securities, shall provide written instructions to the Escrow Agent pursuant to the form of notice attached hereto as Exhibit A (upon which the Escrow Agent may conclusively rely) no later than 10:00 AM New York City Time on the date hereof as to the specific Permitted Securities in which Escrow Funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds. For purposes of this Agreement, “Permitted Securities” shall mean noncallable direct obligations of, or noncallable obligations, the payment of principal of and interest on which are unconditionally guaranteed by, the U.S. or money market securities issued by Permitted Money Market Funds. “Permitted Money Market Funds” means money market funds with assets consisting of cash securities of the U.S. government and permitted government-sponsored enterprises and privately issued money market securities that have been rated by at least one national rating agency and received the highest credit rating (currently A1 in the case of Standard & Poor’s Ratings Service and P1 in the case of Moody’s Investor Service, Inc.) from each such agency that has rated them. All such amounts shall remain so invested until the Scheduled Interest Payment Date (as hereinafter defined) whereupon, at the written direction of the Company, the Escrow Agent shall withdraw such amounts allocated for the applicable Scheduled Interest Payment pursuant to Section 4 hereof. All interest accrued on the Escrow Funds, if any, shall be added to the Escrow Account and be part of the Escrow Account and the Escrow Funds, for all purposes hereunder. On the Business Day before any Escrow Funds and any interest or income thereon, if any, is to be released under this Agreement, the Escrow Agent shall, at the written direction of the Company, cause the Permitted Securities to be converted into cash. All Permitted Securities from time to time credited to the Escrow Account constituting a “security entitlement” as defined in Section 8-102(a)(17) of the New York UCC shall be held in the name of the Trustee (or its nominee) and in no event shall the Company be or be deemed to be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) with respect thereto.

(ii) The Escrow Agent shall not be held liable for the selection of “Permitted Securities” or “Permitted Money Market Funds”, for determining whether an investment constitutes “Permitted Securities” or “Permitted Money Market Funds” or by reason of any insufficiency in the Escrow Account resulting from any loss on any investment included therein. In addition, the Escrow Agent shall not have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure by the Company to provide timely written investment direction.

SECTION 3. Security Interest.

(a) Pledge and Assignment. As security for the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns and grants to the Trustee, for itself and the equal and ratable benefit of the Holders, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

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(i) the Escrow Account, all security entitlements from time to time carried in the Escrow Account, all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds;

(ii) all investments of funds in the Escrow Account, all of which shall constitute Permitted Securities, and whether held by or registered in the name of the Escrow Agent or any nominee, all certificates and instruments, if any, from time to time representing or evidencing any such Permitted Securities and all security entitlements to such Permitted Securities;

(iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Permitted Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv) all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v) all proceeds of the foregoing.

The Trustee hereby appoints the Escrow Agent to act as the Trustee’s agent, on behalf of the Holders, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. Subject to Section 9(b), for so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders, may have with respect to any or all of the Collateral.

(b) Secured Obligations. So long as this Agreement is in effect, this Agreement secures the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Securities, the Indenture and this Agreement, including, without limitation, interest and premium, if any, accrued on the Securities after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law; notwithstanding the foregoing, “Secured Obligations” shall not include the Company’s obligation to issue and deliver shares of Common Stock (or other reference property) upon conversion of the Securities, provided that for the avoidance of doubt, “Secured Obligations” shall include the Company’s obligations to pay the principal of, and accrued and unpaid interest, if any, on, the Securities in the event of any acceleration upon an Event of Default, including a failure to comply with the Company’s obligations to convert the Securities as set forth in Section 7.01 of the Indenture (collectively, the “Secured Obligations”).

(c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee for the Trustee and the equal and ratable benefit of the Holders. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof, by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Escrow Agent shall have the right, at any time following the occurrence and during the continuance of an Event of Default, upon the written request of the Company or the Trustee, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account until withdrawn in accordance with this Agreement. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

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(d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect, the parties mutually agree:

(i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders;

(ii) the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii) all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Permitted Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement;

(iv) that either the Trustee for the equal and ratable benefit of the Holders or, to the extent required by applicable law, the Escrow Agent, for the benefit of the Trustee and the equal and ratable benefit of the Holders, shall be the holder or entitlement holder of all Permitted Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary; and

(v) notwithstanding anything to the contrary herein, the Escrow Agent shall comply with all written instructions from the Trustee with respect to the Escrow Account and the security entitlements and other Collateral carried therein without further consent from the Company.

(e) Further Assurances. The Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as is necessary to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

SECTION 4. Distributions from Escrow Account. Assets on deposit in the Escrow Account shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 4:

(a) Event of Default.

(i) For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in this Section 4.

(ii) If any Event of Default has occurred and is continuing under Section 7.01 of the Indenture:

(1) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to redeem or sell all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Section 7.03 of the Indenture.

(2) If requested by the Holders pursuant to Section 7.07 of the Indenture, the Trustee may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, redeem or sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice to the Company. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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(3) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in accordance with the Indenture, be held by the Trustee as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any redemption, sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee for the equal and ratable benefit of the itself and the Holders against all or any part of the Secured Obligations in such order as described in Section 7.03 of the Indenture.

(iii) In no event shall the Escrow Agent be deemed to have any knowledge of an Event of Default unless and until a responsible officer of the Escrow Agent receives written notice of such Event of Default from the Company or the Trustee.

(b) Scheduled Interest Payments. Pursuant to the Securities, the Company is obligated to make payments of interest on the Securities semiannually on February 15 and August 15 of each year beginning on February 15, 2015 until the Securities mature on August 15, 2017 (each such interest payment, a “Scheduled Interest Payment”, and the date of each such interest payment, a “Scheduled Interest Payment Date”). The Scheduled Interest Payments due on the Securities are to be made, at the election of the Company, from (1) amounts held in the Escrow Account in accordance with the procedures set forth in Section 4(b)(i) below or (2) other sources of funds available to the Company, as anticipated in Section 4(b)(ii) below, or from any combination of (1) and (2) above; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Securities at the times and in the amounts required by the Securities, which obligation shall be absolute and unconditional.

(i) Payment of Interest. If the Company elects to cause a Scheduled Interest Payment to be made using funds held in the Escrow Account, then, not later than five (5) Business Days prior to the applicable Scheduled Interest Payment Date, the Company shall direct the Escrow Agent in writing pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely) to transfer on the applicable Scheduled Interest Payment Date from the Escrow Account to the Paying Agent funds in a specified amount necessary to provide for payment in full (or, if the Company intends to make a portion of such interest payment with funds in the Escrow Account and the remainder of such interest payment with funds other than those in the Escrow Account, such portion) of the next Scheduled Interest Payment on the Securities. The Escrow Agent shall transfer such specified amount at or prior to 5:00 PM, New York City time on the Business Day prior to the applicable Scheduled Interest Payment Date, as set forth in Section 4(d)(ii) hereof, and shall notify the Company in writing that it has made such transfer to the Paying Agent. If the Company does not intend to utilize the funds in the Escrow Account to make any such Scheduled Interest Payment in full, or does not direct the Escrow Agent in writing to make any such Scheduled Interest Payment, then the Company shall make the Scheduled Interest Payment from Company Funds (as defined in Section 4(b)(ii) below).

(ii) Release of Funds to the Company Due to Direct Payment of Interest by the Company. If the Company makes any Scheduled Interest Payment or a portion of any Scheduled Interest Payment from a source of funds other than the Escrow Account (“Company Funds”), the Company may, after payment in full of such Scheduled Interest Payment and upon at least five (5) Business Days’ prior notice, direct the Escrow Agent in writing pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely) to release to the Company (or at the written direction of the Company, to release to a designated third party) an amount of funds or Permitted Securities from the Escrow Account, which is less than or equal to the amount of Company Funds so expended in making the Scheduled Interest Payment (which amount shall be calculated by the Company). Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.

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(c) Excess Escrow Funds. If, (x) in the course of funding the Escrow Account pursuant to Section 2(a) hereof, the Company either elects or is required to deposit in the Escrow Account funds in an amount greater than that which is required to fund the payment of all remaining Scheduled Interest Payments (in order to permit the Escrow Agent to purchase an amount of Permitted Securities equal to or greater than that which is required to fund the payment of the remaining Scheduled Interest Payments or otherwise) or (y) the balance of the Escrow Account exceeds the remaining Scheduled Interest Payments as a result of cumulative interest payments on the Permitted Securities held in the Escrow Account (any such excess amounts under clauses (x) and (y) being hereinafter referred to as “Excess Escrow Funds”), the Company may, (i) in the case of (x), on the date hereof, and (ii) in the case of (y), upon at least five (5) Business Days’ prior written notice, pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely), direct the Escrow Agent, to release to the Company (or at the written direction of the Company, to release to a designated third party) an amount of funds from the Escrow Account, the sum of which is less than or equal to the amount of the Excess Escrow Funds (which amount shall be calculated by the Company); provided, however, that with respect to a request to release Excess Escrow Funds arising under clause (x), the Escrow Agent will not require five (5) Business Days’ prior written notice, and such written notice may be provided concurrently with the investment of the Escrow Fund in the Permitted Securities. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company (or its designated third party, as the case may be) the requested amount; provided, however, that the Escrow Agent shall receive such request from the Company no later than 10:00 AM New York City time on the day such funds are to be remitted.

(d) Wire Transfer.

(i) All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the following account:

Account Name:	Northwest Biotherapeutics, Inc.
Account No.:	0005155291208
Routing No.:	055003308
Bank Name:	Branch Banking and Trust of Maryland
Bank Address:	7200 Bank Court, Frederick, MD 21703

(ii) All funds (or Permitted Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) distributed from the Escrow Account to the Paying Agent for payment on the Securities shall be transferred by an account-to-account transfer of immediately available funds to the following account:

The Bank of New York Mellon

ABA No. 021000018

Account No. 072645

Acct Name: Northwest Biotherapeutics

Attn: Corporate Trust Agency/GLA 111-565

(e) Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

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SECTION 5. Termination of Security Interest. Upon payment in full of the Scheduled Interest Payments or upon payment in full of the Secured Obligations and satisfaction and discharge of the Indenture pursuant to Article 4 of the Indenture, (a) this Agreement and (b) the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders as payment of interest on the Securities or to the Company pursuant to Sections 4(b)(ii) or 4(c), or upon payment in full of the Secured Obligations and satisfaction and discharge of the Indenture pursuant to Article 4 of the Indenture, then in each case the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates (in form and substance reasonably acceptable to the party executing the same) hereunder as may be reasonably required by the Company to give effect to this Section 5.

SECTION 6. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time to take any action and to execute any instrument that may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company; provided that neither the Trustee nor the Escrow Agent is under any obligation or duty to exercise any authority under this Section 6.

SECTION 7. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

SECTION 8. Representations, Warranties and Agreements.

(a) The Company represents and warrants that:

(i) The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction or order or of any agreement or other instrument binding upon the Company other than any contravention or default that would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement) or of the certificate of incorporation or by-laws of the Company.

(ii) The Company (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has full corporate power and authority to enter into this Agreement and (c) has the power and authority to pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

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(iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them, subject to applicable law.

(v) Other than the filing of a UCC financing statement in respect of the security interest granted hereunder, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (b) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi) Other than as set forth in the Time of Sale Information (as defined in the Purchase Agreement), there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b) The Company covenants and agrees that:

(i) it will not (and will not purport to) (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (b) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement);

(ii) it will not (a) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (b) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral; and

(iii) it will not change its jurisdiction of incorporation without 5 days’ prior written notice to the Trustee (or such shorter period as the Trustee may agree in its sole discretion).

(c) The Escrow Agent represents and warrants that it is a New York state banking corporation with trust powers that in the ordinary course of its business maintains securities accounts for others and is acting solely in such capacity in respect of the Escrow Account. The Escrow Agent further represents and warrants that it is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(d) For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

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SECTION 9. Fees and Expenses of Escrow Agent.

(a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent, all as provided in the Fee Schedule attached as Annex A hereto.

(b) The Escrow Agent shall have a lien upon any Excess Escrow Funds on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

SECTION 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee (including, but not limited to, the occurrence of any Event of Default under the Indenture). The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

(c) The Company shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct. The provisions of this clause (c) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

(d) The Escrow Agent shall be fully protected in acting on and conclusively relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company and/or the Trustee.

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(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(g) The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

(h) In no event shall the Escrow Agent be liable to the Company, the Trustee or any third party for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether such party has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Agreement.

(i) The Escrow Agent shall not be obligated to take any action hereunder which might in the Escrow Agent’s judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it.

(j) The Escrow Agent may perform any duties hereunder either directly or by or through agents and attorneys and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(k) If, at any time, (a) there shall exist any dispute with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of the Escrow Agent hereunder or (b) the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Funds until (i) such dispute or uncertainty shall be resolved to the satisfaction of the Escrow Agent in its sole discretion or (ii) the Escrow Agent files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any agreement, court order or arbitration decision without further question, inquiry or consent. The Escrow Agent shall have no liability to the Company, the Trustee or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action reasonably required or requested of the Escrow Agent.

(l) In no event shall the Escrow Agent be liable for an amount in excess of the value of the Escrow Funds, valued as of the date of deposit.

SECTION 11. Miscellaneous.

(a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

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(c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Escrow Agent and the Trustee.

(d) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC, without giving effect to the conflicts of law principles of such State. The securities intermediary’s jurisdiction for purposes of Section 8-110 of the New York UCC shall be the State of New York.

(e) Waiver of Jury Trial. Each party hereby waives any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this agreement or any transaction contemplated hereby. Each party (a) certifies that no agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of any proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 11(e).

(f) Consent to New York Jurisdiction. Each party irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any claim, action or proceeding (“Proceedings”) arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such Proceeding either in the United States District Court for the Southern District of New York or, if such Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth below shall be effective service of process for any Proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11(f). Each party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United Stated District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Nothwithstanding anything in this Section 11(f) to the contrary, in the event it is finally judicially determined by (x) the Supreme Court of the State of New York or (y) the United States District Court for the Southern District of New York that a Proceeding may not be maintained in either of such jurisdictions, then the parties may bring such Proceeding in an alternate jurisdiction.

(g) Entire Agreement. This Agreement, the Purchase Agreement, the Securities and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto; provided, however, that this Agreement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.

(h) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the consent of each of the Holders required by Section 11.02 of the Indenture has been obtained or is not required pursuant to the terms thereof.

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(i) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof. Notices should be addressed as follows:

To the Company:

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane

Bethesda, Maryland 20814

Attention: Daralyn Grogg

Fax: 240-627-2141

To the Trustee or the Escrow Agent:

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

Attn: Corporate Trust Administration

Fax: 212-815-5704

or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties. The Escrow Agent agrees to accept and act upon instructions or directions pursuant to this agreement sent electronically by unsecured e-mail or facsimile transmission or other similar unsecured electronic methods, provided, however, that the Escrow Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company provides the Escrow Agent with instructions via electronic transmission (or instructions by a similar electronic method) and the Escrow Agent acts upon such instructions, the Escrow Agent’s understanding of such instructions shall be deemed controlling. The Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Escrow Agent, including without limitation the risk of the Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(k) Interpretation. The headings of the sections contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

(l) Tax Matters. The parties acknowledge that, for tax reporting purposes, all interest attributable to the Escrow Funds shall be allocable to the Company. The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Account shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Company, whether or not such income was disbursed during such calendar year. The Company agrees to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate Form W-9 (or Form W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request. The Company acknowledges that failure to supply such information may obligate the Escrow Agent to withhold a portion of any payments made to the Company pursuant to this Agreement under the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time.

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(m) USA Patriot Act Information. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Company agrees to provide all such information and documentation as requested by the Escrow Agent to ensure compliance with United States federal law.

(n) Force Majeure. In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Escrow Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o) Resignation or Removal of the Escrow Agent.

(i) The Company may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior written notice. The Escrow Agent may resign at any time by giving to the Company and the Trustee fifteen (15) calendar days’ prior written notice thereof.

(ii) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Company shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company.

(iii) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(iv) Upon delivery of the Escrow Funds to successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

(p) Trustee. The parties hereto agree that the Trustee shall be entitled to all of the rights, protections, privileges, indemnities and immunities afforded to the Trustee under the Indenture in connection with its execution of this Agreement and performance of its obligations hereunder.

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(q) Shareholder Communication Act, Etc. With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Escrow Agent to disclose to issuers, upon their request, the name, address and securities position of entities who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Escrow Agent. Under the Act, the Company is either the “beneficial owner” of the Securities to be held in escrow or a “respondent bank.”

☐ The Company is the “beneficial owner,” as defined in the Act, of the securities to be held by the Escrow Agent hereunder.

☐ The Company is not the beneficial owner of the securities to be held by the Escrow Agent, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by the Escrow Agent hereunder.

IF NO BOX IS CHECKED, THE ESCROW AGENT SHALL ASSUME THAT THE COMPANY IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the securities only:

☐ Company objects

☐ Company does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Company.

IF NO BOX IS CHECKED, THE ESCROW AGENT SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE COMPANY.

With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

The Company agrees to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, and/or annual reports that it receives to any other beneficial owners.

(r) Information Sharing.  The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers.  Notwithstanding anything contained elsewhere in this Agreement, the Company consents to the disclosure of and authorizes the Escrow Agent to disclose information regarding the Company to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information, in connection with the Centralized Functions.  In addition, the BNY Mellon Group may aggregate the Company’s data with other data collected and/or calculated by the BNY Mellon Group and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies the Company or the Company’s data with the Company.  In addition, the BNY Mellon Group may store the names and business addresses of the Company’s employees on the systems or in the records of the BNY Mellon Group or its service providers for purposes of the Centralized Functions, and the Company consents and is authorized to consent to such storage and confirms that the disclosure to and storage by the BNY Mellon Group of such information does not violate any relevant data protection legislation.

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(s) Authorized Persons. Each of the Company and the Trustee shall, on the date of this Agreement, deliver to the other parties a certificate in the form of Schedule I hereto as to the incumbency and specimen signature of at least two (2) officers or other representatives of such party authorized to act for and give and receive notices, requests and instructions on behalf of such party in connection with this Agreement (each such officer or other representative, an “Authorized Person”). From time to time, the Company or Trustee, as applicable, may, by delivering to the other parties a revised certificate in the form of Annex B, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then-current schedule until receipt of a superseding schedule.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

NORTHWEST BIOTHERAPEUTICS, INC., as Pledgor

By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn McKeever
Name: Glenn McKeever
Title: Vice President

THE BANK OF NEW YORK MELLON, as Escrow Agent

By:	/s/ Glenn McKeever
Name: Glenn McKeever
Title: Vice President

[Signature Page to Pledge and Escrow Agreement]

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EXHIBIT A

[Northwest Biotherapeutics Letterhead]

 [Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

ATTENTION: Corporate Trust Administration

RE:	Pledge and Escrow Agreement dated August 19, 2014 among Northwest Biotherapeutics, Inc., The Bank of New York Mellon, as Trustee under the Indenture and The Bank of New York Mellon, as Escrow Agent under the Pledge and Escrow Agreement

Ladies and Gentlemen:

Reference is made to Section 2 of the Pledge and Escrow Agreement. The Company hereby directs the Escrow Agent to purchase the securities described on Schedule A, which securities constitute “Permitted Securities” under the Pledge and Escrow Agreement. Payment and delivery with respect to the Permitted Securities shall be on a simultaneous deliver-versus-payment settlement method.

The Company hereby certifies to the Escrow Agent (and for the benefit of the Trustee under the Indenture), that any disbursement made by the Escrow Agent in reliance on this direction is permitted by and complies with the Pledge and Escrow Agreement.

NORTHWEST BIOTHERAPEUTICS, INC.

Name
Title

ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK MELLON

Name
Title

Exh. A-1

17

Schedule A

Exh. A-2

18

EXHIBIT B

[Northwest Biotherapeutics Letterhead]

[Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

ATTENTION: Corporate Trust Administration

RE:	Pledge and Escrow Agreement dated August 19, 2014 among Northwest Biotherapeutics, Inc., The Bank of New York Mellon, as Trustee under the Indenture and The Bank of New York Mellon, as Escrow Agent under the Pledge and Escrow Agreement

Ladies and Gentlemen:

Reference is made to Section 2 of the Pledge and Escrow Agreement. The Company hereby directs the Escrow Agent to make the following disbursements:

Section 4(b) (i)	$	Date of Disbursement:
Section 4(b) (ii)	$	Date of Disbursement:
Section 4(c)	$	Date of Disbursement:

The Company hereby certifies to the Escrow Agent (and for the benefit of the Trustee under the Indenture), that any disbursement made by the Escrow Agent in reliance on this direction is permitted by and complies with the Pledge and Escrow Agreement.

NORTHWEST BIOTHERAPEUTICS, INC.

Name
Title

19

ANNEX A

[FEE SCHEDULE]

20

ANNEX B

Schedule I

Authorized Officers of Company

Name	Signature	Phone Number

Authorized Officers of Trustee

Name	Signature	Phone Number

21